EXHIBIT 11
                                                                      ----------






          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
                        DECEMBER 31, 2002, 2001 AND 2000




                                                             2002             2001             2000
                                                         ------------     ------------     ------------
NET EARNINGS (LOSS) PER COMMON SHARE - (BASIC)

Net income (loss)                                        $  2,236,651     $ (2,162,992)    $   (800,270)
                                                         ============     ============     ============

Weighted average number of common shares outstanding        6,755,660        6,690,933        6,628,667
                                                         ============     ============     ============

Net earnings (loss) per common share                     $       0.33     $      (0.32)    $      (0.12)
                                                         ============     ============     ============


NET EARNINGS (LOSS) PER COMMON SHARE - (DILUTED)

Net income (loss)                                        $  2,236,651     $ (2,162,992)    $   (800,270)
                                                         ============     ============     ============

Weighted average number of common shares outstanding        6,755,660        6,690,933        6,628,667

Add net additional common shares upon exercise of
  common stock options                                         92,288               --               --
                                                         ------------     ------------     ------------

Adjusted average common shares outstanding                  6,847,948        6,690,933        6,628,667
                                                         ============     ============     ============

Net earnings (loss) per common share                     $       0.33     $      (0.32)    $      (0.12)
                                                         ============     ============     ============